SCHEDULE 14A
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                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                              (Amendment No. 1)


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                          Shaman Pharmaceuticals, Inc.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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


                                Explanation Notes



      The table illustrating the effects of each of the reverse stock split under Proposal No. Two has been modified along with footnote (1) of the table. The original reverse stock split of 150 should have stated 200 and the original reverse stock split of 200 should have stated 500. In addition, the reference in footnote (1) to the phrase "based on a market price for the Common Stock" was deleted.

      The following table illustrates the effects of each of the Reverse Stock Splits upon the number of shares of Common Stock issued and outstanding, and the number of authorized and unissued shares of Common Stock.



                                 Common Stock          Authorized and
  Reverse Stock Split Ratios     Outstanding (1)     Unissued Common Stock(2)
  --------------------------     ---------------     ------------------------

          1-for-50                 182,057,642              37,942,358

          1-for-100                 91,028,821             128,971,179

          1-for-200                 45,514,410             174,485,590

          1-for-500                 18,205,764             201,794,236

          1-for-1,000                9,102,882             210,897,118




(1) The figures in this table are calculated based on December 15, 1999 issued and outstanding shares of Common Stock. The number of Common Stock shares outstanding include shares of Common Stock issuable upon exercise or conversion of outstanding options or warrants and the conversion of all outstanding Series C, Series D and Series R Preferred Stock as of December 15, 1999.


(2) These figures are based on a pre-Reverse Stock Split number of 220,000,000 authorized shares, and does not reflect the proposed increase in the authorized shares to 500,000,000 under Proposal One.

      As a result of the Reverse Stock Split, the Company will have a greater number of authorized but unissued shares of Common Stock than prior to the Reverse Stock Split. The increase in the authorized but unissued shares of Common Stock could make a change in control of the Company more difficult to achieve. Under certain circumstances, such shares of Common Stock could be used to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. Such shares could be sold privately to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines is not in the best interests of the Company and its stockholders.

      The increase in the authorized but unissued shares of Common Stock also may have the effect of discouraging an attempt by another person or entity, through acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to effecting a merger, sale of assets or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity. Shares of authorized but unissued Common Stock could be issued to a holder who would thereby have sufficient voting power to assure that any such business combination or any amendment to the Company's Certificate of Incorporation would not receive the stockholder vote required for approval thereof. The Board of Directors has no current plans to issue any shares of Common Stock for any such or other purpose, and does not intend to issue any stock except on terms or for reason which the Board of Directors deems to be in the best interests of the Company.

      The Common Stock is currently listed on the Nasdaq OTC Bulletin Board, under the trading symbol SHMN.

Exchange of Stock Certificates

      The combination and reclassification of shares of Common Stock pursuant to a Reverse Stock Split will occur automatically on the Effective Date without any action on the part of stockholders of the Company and without regard to the date certificates representing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. If the number of shares of Common Stock to which a holder is entitled as a result of the Reverse Stock Split would otherwise include a fraction, the Company will issue to the stockholder, in lieu of issuing fractional shares of the Company, one share of Common Stock.

      As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Common Stock such